Exhibit 99.1

Investor Contact: Stewart A. Fisher
EVP and CFO
(610) 409-2225
stewart.fisher@accellent.com

For Immediate Release

Accellent Inc. Announces Second Quarter 2006 Financial Results

Wilmington, MA. (August 3, 2006) — Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), announced results for the three months ended June 30, 2006.

Historical Financial Results

Second Quarter Financial Results

Net sales for the second quarter of 2006 increased 8.7% to $124.7 million compared with $114.7 million in the corresponding period of 2005.  The net loss for the second quarter of 2006 was $(0.3) million compared to net income in the corresponding period of 2005 of $5.9 million.  Compared to the second quarter of 2005, the second quarter of 2006 included $8.5 million in higher interest costs and $2.8 million in higher amortization expense related to the Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Bain Capital (“Bain”) acquisition of the Company on November 22, 2005  (the “2005 transaction”), $1.2 million in lower restructuring and other expenses, and $0.7 million in higher non-cash compensation related to the Company’s adoption of SFAS No.123R.

Six Months Financial Results

Net sales for the six months ended June 30, 2006 increased 10.2% to $246.4 million compared with $223.6 million in the corresponding period of 2005.  The net loss for the first six months of 2006 was $(10.5) million compared to net income in the corresponding period of 2005 of $9.1 million.  Compared to the first six months of 2005, the first six months 2006 included $16.3 million in higher interest costs, $5.5 million in higher amortization expense and non-cash inventory step-up charges of $6.4 million related to the 2005 transaction and $2.4 million in higher non-cash compensation related to the Company’s adoption of SFAS No.123R.

Pro Forma 2006 Financial Results (1)

Second Quarter Pro Forma Financial Results

Giving pro forma effect to the 2005 transaction and the Company’s acquisitions of Campbell Engineering, Inc. (“Campbell”) and Machining Technology Group, LLC (“MTG”) as if they had occurred as of January 1, 2005, net sales for the second quarter ended June 30, 2006 increased 2.6% to $124.7 million compared with net sales of $121.5 million in the corresponding period of

2005.  The Company’s facility rationalization program negatively impacted the 2006 sales growth rate by 1.2%.

Adjusted EBITDA (2) for the second quarter ended June 30, 2006 was $28.5 million, the same as Adjusted EBITDA of $28.5 million in the corresponding period of 2005.   Adjusted EBITDA margins for the second quarter of 2006 declined to 22.8% from a record 23.4% in the second quarter of 2005 due to customer mix and consulting charges primarily related to integration.

Six Months Pro Forma Financial Results

Pro forma net sales for the six months ended June 30, 2006 increased 4.0% to $246.4 million compared with pro forma net sales of $237.0 million in the corresponding period of 2005.  The Company’s facility rationalization program negatively impacted 2006 net sales by 1.2%.

Adjusted EBITDA for the six months ended June 30, 2006 increased 4.7% to $54.2 million compared to Adjusted EBITDA of $51.8 million in the corresponding period of 2005.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial statements accompanying this press release.

Conference Call

Ron Sparks, President and Chief Executive Officer, and Stew Fisher, Executive Vice President and Chief Financial Officer, will discuss second quarter results in a conference call scheduled for today, August 3, at 5:00 p.m. (Eastern Time).  The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent Web site at www.accellent.com or by calling (800) 510-0219 pass code 33502244.   Please visit the Web site or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software.  A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 47481454.

About Accellent

Accellent Inc. provides fully integrated outsourced manufacturing and engineering services to the medical device industry in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in design & engineering services, precision component fabrication, finished device assembly and complete supply chain management. These capabilities enhance customers’ speed to market and return on investment by allowing companies to refocus internal resources more efficiently.   For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  All statements included herein, other than statements of historical fact, may constitute forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 30, 2006.  All forward-looking statements are expressly qualified in their entirety by such factors.

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)

	Predecessor		Successor
		ProForma
	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	June 30,	June 30,	June 30,
	2005	2005	2006
Net Sales	$114,724	$121,512	$124,727
Cost of Sales	77,505	80,473	85,196
Gross Profit	37,219	41,039	39,531
Selling, general & admin. expenses	15,823	16,250	16,278
Research & development expenses	763	762	896
Restructuring and other charges	1,790	1,790	568
Amortization of intangibles	1,515	4,303	4,301
Income from operations	17,328	17,934	17,488
Interest expense, net	(7,776)	(15,595)	(16,251)
Other expense	(174)	(203)	(395)
Income before income taxes	9,378	2,136	842
Income tax expense	3,476	3,583	1,190
Net income (loss)	$5,902	$(1,447)	$(348)

Accellent Inc.
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)

	Predecessor		Successor
		Pro Forma
	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	June 30,	June 30,	June 30,
	2005	2005	2006

Net income (loss)	$5,902	$(1,447)	$(348)

Income tax expense	3,476	3,583	1,190
Interest expense, net	7,776	15,595	16,251
Depr. and amortization	5,211	7,224	8,479
EBITDA (2)	$22,365	$24,955	$25,572

Restructuring and other charges		1,790	568
Stock-based compensation		811	1,547
Inventory step-up		—	—
Losses from closed facilities		137	—
Other		763	806
Adjusted EBITDA (2)		$28,456	$28,493

Accellent Inc.
Consolidated Condensed Statements of Operations
(in thousands)
(unaudited)

	Predecessor		Successor
		ProForma
	Six Months	Six Months	Six Months
	Ended	Ended	Ended
	June 30,	June 30,	June 30,
	2005	2005	2006
Net Sales	$223,597	$237,011	$246,408
Cost of Sales	154,362	160,540	175,545
Gross Profit	69,235	76,471	70,863
Selling, general & admin. expenses	30,992	31,844	33,259
Research & development exp	1,428	1,428	1,872
Restructuring and other charges	2,640	2,640	2,297
Amortization of intangibles	3,089	8,606	8,602
Income from operations	31,086	31,953	24,833
Interest expense, net	(15,761)	(31,171)	(32,024)
Other expense	(146)	(198)	(421)
Income (loss) before income taxes	15,179	584	(7,612)
Income tax expense	6,115	6,329	2,864
Net income (loss)	$9,064	$(5,745)	$(10,476)

Accellent Inc.
Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA
(in thousands)
(unaudited)

	Predecessor		Successor
	Six Months Ended June 30, 2005	Pro Forma Six Months Ended June 30, 2005	Six Months Ended June 30, 2006
Net income (loss)	$9,064	$(5,745)	$(10,476)

Income tax expense	6,115	6,329	2,864
Interest expense, net	15,761	31,171	32,024
Depr. and amortization	10,548	14,584	16,652
EBITDA (2)	$41,488	$46,339	$41,064

Restructuring and other charges		2,640	2,297
Stock-based compensation		874	3,261
Inventory step-up		—	6,422
Losses from closed facilities		703	—
Other		1,199	1,155
Adjusted EBITDA (2)		$51,755	$54,199

Accellent Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	Dec. 31, 2005	June 30, 2006

Assets
Current assets
Cash and cash equivalents	$8,669	$1,641
Accounts receivable, net	54,916	60,888
Inventories	66,467	65,804
Prepaid expenses and other	3,877	3,388
Total current assets	133,929	131,721
Property and equipment, net	116,587	124,786
Goodwill	855,345	854,488
Intangibles, net	276,109	267,507
Deferred financing costs and other assets	26,478	30,046
Total assets	$1,408,448	$1,408,548

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$4,018	$4,027
Accounts payable	21,289	23,553
Accrued expenses	39,150	31,987
Total current liabilities	64,457	59,567
Notes payable and long-term debt	697,074	704,269
Other long-term liabilities	28,117	46,045
Total liabilities	789,648	809,881
Stockholder’s equity	618,800	598,667
Total liabilities and stockholder’s equity	$1,408,448	$1,408,548

(1)           The Company has presented pro forma results of operations for the periods presented because (i) its 2005 historical results do not include operating results of Campbell and MTG and (ii) the capital structure changed significantly on November 22, 2005 as a result of the KKR and Bain acquisition of the Company and the related financings and other transactions. Accordingly, the Company believes the pro forma results of operations presented herein are useful in understanding its 2006 and 2005 operating results. The Company’s pro forma results of operations for the periods presented give effect to the following transactions as if they had occurred on January 1, 2005:  the acquisitions of Campbell and MTG; and the new debt incurred in connection with the KKR and Bain acquisition of the Company.   The pro forma information included herein is presented for comparative purposes only and does not purport to represent what the Company’s results of operations would actually have been had these transactions occurred on the date indicated or to project the Company’s results of operations for any future period or date. The basis for the Company’s pro forma results related to the acquisitions is detailed in the Company’s registration statement on Form S-4 filed with the Securities and Exchange Commission (Commission File No. 333-130470) on February 14, 2006.

(2)           EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  EBITDA and Adjusted EBITDA are not measurements of our financial performance under

GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by the covenant calculation and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, gain on sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, gain on recovery of accounts receivable acquired as part of MedSource acquisition, write-off of inventory step-up, executive relocation, losses from closed facilities, acquired Adjusted EBITDA from Campbell and MTG for the periods prior to the actual date of each respective acquisition and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility.  Adjusted EBITDA is a material component of these covenants.  We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.